UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  October 18, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware               1-2691               13-1502798
(State of Incorporation)  (Commission File Number) (IRS Employer
                                                Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02  Results of Operations and Financial Condition

American Airlines, Inc. is furnishing herewith a press release issued on October 18, 2006 by its parent company, AMR Corporation (AMR), as Exhibit 99.1 which is included herein. This press release was issued to report AMR's third quarter 2006 results.


Item 9.01  Financial Statements and Exhibits

          (c)  Exhibits

                         Exhibit 99.1   Press
                         Release of AMR dated October 18, 2006








                          SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American  Airlines, Inc.



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  October 19, 2006




                        EXHIBIT INDEX


Exhibit        Description

  99.1         Press Release



                                             Exhibit 99.1


                         CONTACT:       Andy Backover
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com

FOR RELEASE:  Wednesday, Oct. 18, 2006

Editor's Note: A live Webcast reporting third quarter results will be broadcast on the Internet on Oct. 18 at 2 p.m. EDT. (Windows Media Player required for viewing)

         AMR CORPORATION REPORTS THIRD QUARTER 2006
          PROFIT OF $15 MILLION, AN IMPROVEMENT OF
                 $168 MILLION YEAR OVER YEAR

Excluding Special Items, AMR Records Third Quarter Profit of
                        $114 Million,
    An Improvement of $209 Million Over Year-Ago Results

       Despite London Security Incident, Mainline Unit
          Revenue Grows 7.7 Percent Year Over Year


     FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $15 million for the third quarter of 2006, or $0.06 per share fully diluted. The results include a $99 million non-cash charge in Other Income (Expense) to reduce the book value of certain outstanding fuel hedge contracts. Excluding this special item, AMR reported a profit of $114 million, or $0.45 per share fully diluted.
     The current quarter results compare to a net loss of $153 million, or $0.93 per share fully diluted, in the third quarter of last year. Excluding the $58 million net negative impact of two special items, the net loss in the third quarter of 2005 would have been $95 million, or $0.58 per share.
     "We are pleased to report a profit for the third quarter, which represents the first time in nearly six years that we have recorded a profit in two consecutive quarters," said AMR Chairman and CEO Gerard Arpey. "These results show continuing improvements in the Company's core business operations, even in the face of new challenges. But we also have more hard work ahead of us as we build a company that is better positioned for long-term success."
     Arpey lauded employees for their resiliency and poise in the face of heavy summer traffic and the new security rules imposed after the London security threat in August. But, he also noted that competition from low-cost carriers and competitors that have gained cost advantages through the bankruptcy reorganization process remains a significant challenge.
     AMR reported third quarter consolidated revenues of more than $5.8 billion, an increase of 6.6 percent year over year. In the third quarter, Other revenues, including sales from such sources as confirmed flight changes, purchased upgrades, buy-on-board food services and third-party maintenance work, increased 13.3 percent year over year to $333 million. The Company estimates that the London security threat in August reduced revenues in August and September by more than $50 million.
     American's mainline load factor - or the percentage of total seats filled - was a record 81.7 percent during the third quarter. Yield, which represents average fares, increased 7.0 percent compared to the third quarter of 2005, and passenger revenue per available seat mile for the third quarter increased 7.7 percent year over year.
     American's mainline cost per available seat mile in the quarter was up 3.8 percent year over year. Excluding fuel and special items, the airline's unit cost for the third quarter increased 1.0 percent year over year.
     Lower fuel prices have reduced the Company's projected fuel costs for the second half of the year by $528 million compared to the guidance that AMR provided on July 19, 2006.
     "While falling fuel prices provide significant benefits to our company, fuel prices remain at historically high levels and continue to be volatile," Arpey said. "That's a reminder that we must continue our efforts to conserve fuel and reduce other expenses."
     The recent declines in fuel prices resulted in a $99 million non-cash accounting charge in Other Income (Expense) in the third quarter of 2006 to reduce the book value of certain outstanding fuel hedge contracts, as required by Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
133). This non-cash charge will largely reverse itself in subsequent quarters.
     AMR regularly uses fuel hedging instruments, including options and collars, to dampen the impact of volatile fuel prices. The Company's fuel hedging activities reduced fuel expenses by more than $300 million during the period from 2003 through 2005, and have reduced year-to-date 2006 fuel expense by $66 million.
     AMR's cash and short-term investment balance was $5.5 billion, including a restricted balance of $464 million, at the end of the third quarter of 2006. In addition to making scheduled principal payments of $1.1 billion through the date of this release, AMR has repurchased approximately $128 million of debt since January 2006. Going forward, depending on market conditions, AMR's cash position and other considerations, AMR may from time to time redeem or repurchase its debt or take other steps to reduce its debt or lease obligations.
     AMR continues to execute on the strategy laid out in its Turnaround Plan by working together with employees to identify ways to reduce costs, grow revenues, improve the customer experience and simplify its operations. A few recent examples:
     American in September signed a 5-year service agreement with the U.S. Postal Service potentially worth $500 million in revenue to American, which is the largest single contract ever awarded to the Company's Cargo division.
     Also in September, a team of Transport Workers Union
(TWU) employees at American line maintenance bases and management set a goal to obtain $95 million of annual value creation for the airline by the end of 2008. That announcement followed more than $1 billion in similar goals set previously by maintenance employees at the Company's Tulsa, Kansas City and Fort Worth maintenance bases.
     The Company last month said it will expand culinary options and overall service in First and Business class cabins as part of its investment in premium class services.
     Continuing efforts to bolster its international business, American in July filed an application with the United States Department of Transportation to operate daily nonstop service between Dallas/Fort Worth International Airport and Bejing, China, starting in March 2007. The proposal has received wide-ranging public support.
     The collaboration over the past several years between management, unions and employees helped produce a positive result in August, when Congress passed a bill that enhances AMR's ability to fund its pension obligations. Arpey noted that AMR was able to contribute $104 million to its various defined benefit pension plans since the end of the second quarter, bringing its total 2006 contributions to the plans to $223 million through October 13, 2006.
Editor's Note: AMR's Chairman, President and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, Oct. 18, from 2 p.m. to 2:45 p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media from 3 p.m. to 3:45 p.m. EDT. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and significantly reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment faced by the Company, and historically low fare levels; competition with reorganized and reorganizing carriers; the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

Detailed financial information follows:


                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                           Three Months Ended September 30,   Percent
                                      2006          2005      Change
Revenues
 Passenger - American Airlines     $ 4,657       $ 4,428       5.2
           - Regional Affiliates       644           570      13.0
 Cargo                                 213           193      10.4
 Other revenues                        333           294      13.3
  Total operating revenues           5,847         5,485       6.6

Expenses
 Wages, salaries and benefits        1,694         1,664       1.8
 Aircraft fuel                       1,771         1,582      11.9
 Other rentals and landing fees        317           337      (5.9)
 Depreciation and amortization         290           292      (0.7)
 Commissions, booking fees
  and credit card expense              284           292      (2.7)
 Maintenance, materials and
  repairs                              252           269      (6.3)
 Aircraft rentals                      154           148       4.1
 Food service                          133           136      (2.2)
 Other operating expenses              668           726      (8.0)
  Total operating expenses           5,563         5,446       2.1

Operating Income                       284            39         *

Other Income (Expense)
  Interest income                       80            40     100.0
  Interest expense                    (259)         (240)      7.9
  Interest capitalized                   7            12     (41.7)
  Miscellaneous - net                  (97)           (4)        *
                                      (269)         (192)     40.1


Income (Loss) Before Income
 Taxes                                  15          (153)        *
Income tax                               -             -         -
Net Income (Loss)                   $   15       $  (153)        *



Earnings Per Share
Basic                              $  0.07       $ (0.93)
Diluted                            $  0.06       $ (0.93)


Number of Shares Used in
Computation
  Basic                                213           164
  Diluted                              237           164

*     Greater than 100%



                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                         Three Months Ended
                                            September 30,       Percent
                                           2006       2005      Change
American Airlines, Inc. Mainline Jet
 Operations
 Revenue passenger miles (millions)      36,382     37,025       (1.7)
 Available seat miles (millions)         44,532     45,613       (2.4)
 Cargo ton miles (millions)                 557        539        3.3
 Passenger load factor                     81.7%      81.2%       0.5 pts.
 Passenger revenue yield per
  passenger mile (cents)                  12.80      11.96        7.0
 Passenger revenue per available
  seat mile (cents)                       10.46       9.71        7.7
 Cargo revenue yield per ton
  mile (cents)                            38.32      36.03        6.4
 Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents) (1)                  11.02      10.62        3.8
 Fuel consumption (gallons, in
  millions)                                 741        763       (2.9)
 Fuel price per gallon (cents)            215.8      187.6       15.0

Regional Affiliates
 Revenue passenger miles (millions)       2,578      2,386        8.0
 Available seat miles (millions)          3,475      3,326        4.5
 Passenger load factor                     74.2%      71.7%       2.5 pts.

AMR Corporation
 Average Equivalent Number of Employees
    American Airlines                    73,000     75,600
    Other                                13,400     12,900
         Total                           86,400     88,500

(1) Excludes $702 million and $650 million of expense incurred related to Regional Affiliates in 2006 and 2005, respectively.





                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)




American Airlines, Inc. Mainline
Jet Operations                          Three Months Ended September 30,
(in millions, except as noted)               2006         2005

Total operating expenses                  $ 5,610      $ 5,495
Less: Operating expenses incurred
 related to Regional Affiliates               702          650
Operating expenses excluding expenses
 incurred related to Regional
 Affiliates                                $4,908      $ 4,845
American mainline jet operations
 available seat miles                      44,532       45,613

Operating expenses per available seat
 mile, excluding Regional
 Affiliates (cents)                         11.02        10.62

Less: Impact of special items (cents)           -         0.12
Less: Fuel cost per available seat
 mile (cents)                                3.59         3.14
Operating expenses per available seat
 mile, excluding impact of special
 items and the cost of fuel (cents)          7.43         7.36

Percent change                                1.0%


Note: The Company believes that operating expenses per available seat mile, excluding special items and the cost of fuel, assists investors in understanding the impact of special items and fuel prices on the Company's operations.


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)


AMR Corporation
Impact of Special Items                      Three Months Ended
(in millions, except per share amounts)      September 30, 2006
                                             Amount         EPS

Net income                                   $   15    $   0.06
Impact of special items                          99        0.39
Income excluding special items               $  114    $   0.45





AMR Corporation
Impact of Special Items                      Three Months Ended
(in millions, except per share amounts)      September 30, 2005
                                             Amount         EPS

Net loss                                     $ (153)   $  (0.93)
Impact of special items                          58        0.35
Loss excluding special items                 $  (95)     $(0.58)




Note: The Company believes income (loss) excluding special items assists investors in understanding the impact of special items on the Company's operations.



                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                            Nine Months Ended September 30, Percent
                                    2006        2005        Change
Revenues
 Passenger - American Airlines   $13,621     $12,534          8.7
           - Regional Affiliates   1,915       1,582         21.0
 Cargo                               605         573          5.6
 Other revenues                    1,025         855         19.9
  Total operating revenues        17,166      15,544         10.4


Expenses
 Wages, salaries and benefits      5,103       4,979          2.5
 Aircraft fuel                     4,952       4,030         22.9
 Other rentals and
  landing fees                       967         956          1.2
 Depreciation and amortization       868         868            -
 Commissions, booking fees
  and credit card expense            839         849         (1.2)
 Maintenance, materials
  and repairs                        726         761         (4.6)
 Aircraft rentals                    449         443          1.4
 Food service                        386         388         (0.5)
 Other operating expenses          2,001       1,979          1.1
  Total operating expenses        16,291      15,253          6.8

Operating Income                     875         291            *

Other Income (Expense)
  Interest income                    201         104         93.3
  Interest expense                  (780)       (697)        11.9
  Interest capitalized                21          59        (64.4)
  Miscellaneous - net               (103)        (14)           *
                                    (661)       (548)        20.6


Income (Loss) Before
Income Taxes                         214        (257)           *
Income tax                             -           -            -
Net Income (Loss)                $   214     $  (257)           *


Earnings Per Share
Basic                            $  1.07     $ (1.58)
Diluted                          $  0.91     $ (1.58)


Number of Shares Used in
Computation
  Basic                             201          163
  Diluted                           259          163

*     Greater than 100%


                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                          Nine Months Ended
                                            September 30,      Percent
                                           2006       2005     Change
American Airlines, Inc. Mainline Jet
 Operations
 Revenue passenger miles (millions)     106,253    105,147       1.1
 Available seat miles (millions)        131,883    133,485      (1.2)
 Cargo ton miles (millions)               1,640      1,636       0.2
 Passenger load factor                     80.6%      78.8%      1.8 pts.
 Passenger revenue yield per
  passenger mile (cents)                  12.82      11.92       7.5
 Passenger revenue per available
  seat mile (cents)                       10.33       9.39      10.0
 Cargo revenue yield  per  ton
  mile (cents)                            36.88      35.02       5.3
 Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents) (1)                  10.90      10.16       7.3
 Fuel consumption (gallons, in
  millions)                               2,183      2,242      (2.6)
 Fuel price per gallon (cents)            205.0      162.9      25.8

Regional Affiliates
 Revenue passenger miles (millions)       7,522      6,588      14.2
 Available seat miles (millions)         10,168      9,452       7.6
 Passenger load factor                     74.0%      69.7%      4.3 pts.



(1) Excludes $2.0 billion and $1.9 billion of expense incurred related to Regional Affiliates in 2006 and 2005, respectively.


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)




American Airlines, Inc. Mainline
Jet Operations                          Nine Months Ended September 30,
(in millions, except as noted)                2006         2005

Total operating expenses                  $ 16,424     $ 15,419
Less: Operating expenses incurred
 related to Regional Affiliates              2,045        1,860
Operating expenses excluding expenses
 incurred related to Regional
 Affiliates                               $ 14,379     $ 13,559
American  mainline jet operations
 available seat miles                      131,883      133,485
Operating expenses per available seat
 mile, excluding expenses incurred
 related to Regional Affiliates (cents)      10.90        10.16



                             ###
   Current AMR Corp. news releases can be accessed via the
                          Internet.
              The address is http://www.aa.com